_____________________________________________

                       Series 1994-1 Monthly Statement
                       March 17, 1997 Distribution Date
                   _____________________________________________

                            MONTHLY STATEMENT
                  _____________________________________________

                          FIRST DEPOSIT MASTER TRUST
                                SERIES 1994-1
                  _____________________________________________

     Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1994-1 Supplement dated as of May 1, 1994 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank, Seller and Servicer ("First Deposit"), Providian National Bank (formerly First Deposit National Credit Card Bank), Seller, and Bankers Trust Company, Trustee, First Deposit as Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1994-1
Certificates with respect to the Distribution Date occurring on March 17, 1997 and with respect to the performance of the Trust during the month of February is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the
   Series 1994-1 Certificates (stated on the basis of $1,000 original certificate principal amount)

   (1) The total amount distributed to Series 1994-1
       Certificateholders per $1,000 original certificate principal
       amount                                               					    $5.750000

   (2) The amount set forth in A (1) above distributed to Series
       1994-1 Certificateholders with respect to interest per $1,000
       original certificate principal amount		                			    $5.750000

   (3) The amount set forth in A (1) above distributed to Series
       1994-1 Certificateholders with respect to principal per $1,000
       original certificate principal amount  			              		    $0.000000

B) Information Regarding the Performance of the Trust

   (1) Allocation of Receivables Collections to the Series 1994-1
       Certificates

       (a) The aggregate amount of Finance Charge Receivables
           collected during the Monthly Period immediately preceding
           the Distribution Date 			                   		       $89,814,642.55

       (b) The aggregate amount of Principal Receivables collected during the Monthly Period immediately preceding the Distribution
           Date                                    						      $387,980,842.40

       (c) The Floating Allocation Percentage with respect to the
       	   Series 1994-1 Certificates for the Monthly Period immediately
           preceding the Distribution Date           				            8.698183%

       (d) The Principal Allocation Percentage with respect to the
       	   Series 1994-1 Certificates for the Monthly Period immediately
           preceding the Distribution Date                  					   10.437820%

       (e) The Finance Charge Receivables collected and allocated
       	   to the Series 1994-1 Certificates for the Monthly Period
           immediately preceding the Distribution Date      					$7,812,242.29

       (f) The Principal Receivables collected and allocated to
           the Series 1994-1 Certificates for the Monthly Period
           immediately preceding the Distribution Date 		       $40,496,742.05

    (2) Available Finance Charge Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

        (a) The Finance Charge Receivables collected and allocated to
            the Series 1994-1 Certificates				                   $7,812,242.29

        (b) Collection Account and Special Funding Account investment
       	    earnings allocated to the Series 1994-1 Certificates    $88,150.38

        (c) Additional Finance Charges from other Series allocated to
            the Series 1994-1 Certificates		                  			        $0.00

        (d) Principal Funding Account Investment Proceeds          $630,556.82

        (e) Reserve Account withdrawals                     					        $0.00

        (f) Available Finance Charge Collections for Series 1994-1
            (total of (a), (b), (c), (d) and (e) above)		        $8,530,949.49

    (3) Available Principal Collections for Series 1994-1 for the Monthly Period immediately preceding the Distribution Date

        (a) The Principal Receivables collected and allocated to the
       	    Series 1994-1 Certificates               				       $40,496,742.05

        (b) Shared Principal Collections from other Series allocated to
            the Series 1994-1 Certificates 			          	       $35,928,208.66

        (c) Additional amounts to be treated as Available Principal
            Collections pursuant to the Series Supplement        $2,741,715.96

        (d) Available Principal Collections for Series 1994-1 (total of
            (a), (b) and (c) above)		                 			       $79,166,666.67

     (4) Delinquent Balances in the Trust

         The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

         (a)     31-60 days               $96,022,624
         (b)     61-90 days                58,773,280
         (c)     91 or more days          102,595,618
         (d)     Total Delinquencies     $257,391,522

    (5) Defaulted Amount

        (a) The aggregate amount of Defaulted Receivables with respect to the  Trust for the Monthly Period immediately preceding the
            Distribution Date 				                     		       $35,683,905.72

        (b) The aggregate amount of Recoveries of Defaulted Receivables processed during the Monthly Period immediately preceding the
            Distribution Date  			                    			        $4,163,347.38

        (c) The Defaulted Amount for the Monthly Period immediately
       	    preceding the Distribution Date [Defaulted Receivables minus
            Recoveries]                             					       $31,520,558.34

        (d) The Defaulted Amount for the Monthly Period immediately
       	    preceding the Distribution Date allocable to the Series 1994-1
            Certificates (the "Investor Default Amount") 		      $2,741,715.96

    (6) Investor Charge-Offs

        (a) The amount withdrawn, if any, under the Series
            Enhancement  	                                               $0.00

        (b) The excess of the Investor Default Amount over the sum of
       	    (i) the Available Finance Charge Collections applied to such
            Investor Default Amount and (ii) the amount of the withdrawal, if any, under the Series Enhancement applied to such Investor
            Default Amount (an "Investor Charge-Off")				                $0.00

        (c) The amount of the Investor Charge-Off set forth in item 6(b) above, per $1,000 original certificate principal amount (which will have the effect of reducing, pro rata, the amount of each
            Series 1994-1 Certificateholder's investment)            $0.000000

        (d) The total amount reimbursed to the Trust for such Distribution
            Date in respect of Investor Charge-Offs for prior Distribution
            Dates  		                                      						        $0.00

        (e) The amount set forth in item 6(d) above per $1,000 original
       	    certificate principal amount (which will have the effect of increasing, pro rata,  the amount of each Series 1994-1
            Certificateholder's investment)                  				    $0.000000

        (f) The  amount, if any, by which the outstanding principal
       	    balance of the Series 1994-1 Certificates exceeds the Series
            1994-1 Invested Amount as of the Distribution Date, after
            giving effect to all deposits, withdrawals and distributions
            on such Distribution Date 					                     	        $0.00

    (7) Investor Monthly Servicing Fee

        The amount of the Series 1994-1 Monthly Servicing Fee payable to
        the Servicer on the Distribution Date 			       	          $461,805.56


    (8) Available Series Enhancement Amount

        (a) The Available Cash Collateral Amount for the Series 1994-1
            Certificateholders as of the close of business on the Distribution
            Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer
            Date                                        	       $63,333,333.33

        (b) The percentage of the Available Cash Collateral Amount to
       	    the amount by which the Invested Amount as of the immediately preceding Record Date exceeds the Principal Funding Account
            Balance  on such Record Date.                   					       20.00%

        (c) The amount of the Enhancement Invested Amount, if any, as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
            Distribution Date and the related Transfer Date     	        $0.00

     (9) Principal Funding Account Amount

         (a) The amount on deposit in the Principal Funding Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on
       	     such Distribution Date and the related Transfer
             Date                                              $237,500,000.01

         (b) Deposits in the Principal Funding Account commenced on the Distribution Date occurring in January, 1997.

    (10) Deficit Controlled Accumulation Amount

         The Deficit Controlled Accumulation Amount  for the Distribution
         Date, after giving effect to all deposits, withdrawals and distributions on such Distribution Date and the related Transfer
         Date    	                                              	        $0.00

    (11) Reserve Account

         (a) The amount on deposit in the Reserve Account as of the close of business on the Distribution Date, after giving effect to all deposits, withdrawals and distributions on such
             Distribution Date and the related Transfer Date     $2,137,500.00

         (b) The Required Reserve Account Amount (which may vary in
       	     accordance with the terms of the Series Supplement) is
             currently calculated to be             					        $2,137,500.00

         (c) Deposits in the Reserve Account commenced on the Distribution Date occurring in December, 1996.

C) Invested Amount

   (1) The Invested Amount of the Series 1994-1 Certificates on the
       date of issuance (the "Initial Invested Amount")		      $475,000,000.00

   (2) The Invested Amount of the Series 1994-1 Certificates on the
       Distribution Date, after giving effect to all deposits, withdrawals
       and distributions on such Distribution Date    			      $475,000,000.00

   (3) The Pool Factor for the Distribution Date (which represents the ratio of the Invested Amount of the Series 1994-1 Certificates
       as of such Distribution Date, after giving effect to any adjustment in the Invested Amount of the 1994-1 Certificates on such date, to the Initial Invested Amount of the Series 1994-1 Certificates).
       The amount of a Certificateholder's pro rata share of the Invested Amount can be determined by multiplying the original denomination
       of the Certificateholder's Certificate by the Pool Factor      1.000000

D) Receivables Balances

   (1) The aggregate amount of Principal Receivables in the Trust at the close of business on the last day of the immediately
       preceding Monthly Period  	                   				       $5,469,285,243

   (2) The aggregate amount of Finance Charge Receivables in the
       Trust at the close of business on the last day of the immediately
       preceding Monthly Period   	                  				         $101,829,401

E) Annualized Percentages

   (1) The Gross Yield (Available Finance Charge Collections for
       the Series 1994-1 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates
       as of the last day of the next preceding Monthly Period,
       multiplied by 12)                                									       21.55%

   (2) The Net Loss Rate (the Investor Default Amount for the
       1994-1 Certificates for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates as of the
       last day of the next preceding Monthly Period, multiplied
       by 12)			                                                         6.93%

   (3) The Portfolio Yield (the Gross Yield minus the Net Loss Rate for the Series 1994-1 Certificates for the preceding Monthly
       Period)                                                          14.62%

   (4) The Base Rate (Monthly Interest plus Monthly Servicing Fee for the preceding Monthly Period divided by the Invested Amount of the Series 1994-1 Certificates as of the last day of the next
       preceding Monthly Period, multiplied by 12)			          		        8.07%

   (5) The Net Spread (the Portfolio Yield minus the Base Rate for the Series 1994-1 Certificates for the preceding Monthly
       Period)                                                           6.55%

   (6) The Monthly Payment Rate (Collections of Principal Receivables
       and Finance Charge Receivables with respect to all Receivables in the Trust for the preceding Monthly Period divided by the amount of
       Receivables in the Trust as of the last day of the next preceding
       Monthly Period) 				                                  				       10.29%

F) Series 1994-1 Information for the Last Three Distribution Dates

   1)     Gross Yield

          a) 3/17/97   			            21.55%
          b) 2/18/97         		       22.36%
          c) 1/15/97  			             21.14%

   2)     Net Loss Rate

          a) 3/17/97 			               6.93%
          b) 2/18/97                   7.61%
          c) 1/15/97                   6.98%

   3)     Net Spread (Portfolio Yield Minus Base Rate)

          a) 3/17/97		                 6.55%
          b) 2/18/97                   6.39%
          c) 1/15/97                   5.51%

          Three Month Average          6.15%

   4)     Monthly Payment Rate

          a) 3/17/97    		            10.29%
          b) 2/18/97           		      7.98%
          c) 1/15/97                   7.72%



        		                 FIRST DEPOSIT NATIONAL BANK,
                        		 Servicer


		                     By:     /s/ David J. Petrini
	                       				    __________________________________
            	                   Name: David J. Petrini
                                Title: Senior Vice President and Chief
                                       Financial Officer